Exhibit 99.2

MORGAN STANLEY
Financial Supplement - 2Q 2013
Table of Contents
Page #

1	…………….	Quarterly Financial Summary
2	…………….	Quarterly Consolidated Income Statement Information
3	…………….	Quarterly Earnings Per Share Summary
4 - 5	…………….	Quarterly Consolidated Financial Information and Statistical Data
6	…………….	Quarterly Institutional Securities Income Statement Information
7	…………….	Quarterly Institutional Securities Financial Information and Statistical Data
8	…………….	Quarterly Wealth Management Income Statement Information
9	…………….	Quarterly Wealth Management Financial Information and Statistical Data
10	…………….	Quarterly Investment Management Income Statement Information
11	…………….	Quarterly Investment Management Financial Information and Statistical Data
12	…………….	Quarterly Firm Loans and Lending Commitments Financial Information
13	…………….	Country Risk Exposure - European Peripherals and France Appendix I
14	…………….	Earnings Per Share Appendix II
15 - 17	…………….	End Notes
18	…………….	Legal Notice

MORGAN STANLEY
Quarterly Financial Summary (1)
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	June 30, 2013	Mar 31, 2013	June 30, 2012	Mar 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012	Change
Net revenues
Institutional Securities	$4,346	$4,089	$3,332	6%	30%	$8,435	$6,467	30%
Wealth Management	3,531	3,470	3,196	2%	10%	7,001	6,487	8%
Investment Management	673	645	456	4%	48%	1,318	989	33%
Intersegment Eliminations	(47)	(46)	(42)	(2%)	(12%)	(93)	(77)	(21%)
Consolidated net revenues	$8,503	$8,158	$6,942	4%	22%	$16,661	$13,866	20%

Income (loss) from continuing operations before tax
Institutional Securities	$960	$798	$488	20%	97%	$1,758	$159	*
Wealth Management	655	597	410	10%	60%	1,252	813	54%
Investment Management	160	187	43	(14%)	*	347	171	103%
Intersegment Eliminations	0	0	(4)	--	*	0	(4)	*
Consolidated income (loss) from continuing operations before tax	$1,775	$1,582	$937	12%	89%	$3,357	$1,139	195%

Income (loss) applicable to Morgan Stanley (2)
Institutional Securities	$582	$641	$374	(9%)	56%	$1,223	$72	*
Wealth Management	326	256	178	27%	83%	582	376	55%
Investment Management	101	84	14	20%	*	185	39	*
Intersegment Eliminations	0	0	(4)	--	*	0	(4)	*
Consolidated income (loss) applicable to Morgan Stanley	$1,009	$981	$562	3%	80%	$1,990	$483	*

Financial Metrics:
Return on average common equity
from continuing operations (3)	5.4%	6.3%	3.5%			5.8%	1.4%
Return on average common equity (3)	5.2%	6.2%	3.7%			5.7%	1.5%

Return on average common equity
from continuing operations excluding DVA (3)	4.6%	7.5%	2.1%			6.0%	5.6%
Return on average common equity excluding DVA (3)	4.4%	7.4%	2.3%			5.9%	5.6%

Tier 1 common capital ratio (4)	11.8%	11.5%	13.6%
Tier 1 capital ratio (5)	14.1%	13.9%	17.2%

Book value per common share (6)	$31.48	$31.21	$31.02
Tangible book value per common share (7)	$26.27	$27.38	$27.70

Notes:	-	The Global Wealth Management Group and Asset Management business segments have been re-titled the Wealth Management and Investment Management business segments.
	-	Effective January 1, 2013, in accordance with U.S. banking regulators’ rules, the Firm implemented the Basel Committee’s market risk capital framework, commonly referred to as “Basel 2.5”.
-
Results for the quarters ended June 30, 2013, March 31, 2013 and June 30, 2012, include positive (negative) revenue of $175 million, $(317) million and $350 million, respectively, related to the movement in Morgan Stanley's credit spreads and other credit factors on certain long-term and short-term debt (Debt Valuation Adjustment, DVA).

-
The return on average common equity metrics, return on average common equity excluding DVA metrics and tangible book value per common share are non-GAAP measures that the Firm considers to be useful measures to assess operating performance and capital adequacy.

	-	See page 4 of the financial supplement and end notes for additional information related to the calculation of the financial metrics.
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Consolidated Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	June 30, 2013	Mar 31, 2013	June 30, 2012	Mar 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012	Change
Revenues:
Investment banking	$1,303	$1,224	$1,104	6%	18%	$2,527	$2,167	17%
Trading	2,894	2,694	2,469	7%	17%	5,588	4,871	15%
Investments	188	338	63	(44%)	198%	526	148	*
Commissions and fees	1,217	1,168	1,040	4%	17%	2,385	2,217	8%
Asset management, distribution and admin. fees	2,404	2,346	2,268	2%	6%	4,750	4,420	7%
Other	293	203	158	44%	85%	496	262	89%
Total non-interest revenues	8,299	7,973	7,102	4%	17%	16,272	14,085	16%

Interest income	1,422	1,398	1,323	2%	7%	2,820	2,865	(2%)
Interest expense	1,218	1,213	1,483	--	(18%)	2,431	3,084	(21%)
Net interest	204	185	(160)	10%	*	389	(219)	*
Net revenues	8,503	8,158	6,942	4%	22%	16,661	13,866	20%
Non-interest expenses:
Compensation and benefits	4,105	4,216	3,631	(3%)	13%	8,321	8,061	3%
Non-compensation expenses:
Occupancy and equipment	377	379	378	(1%)	--	756	766	(1%)
Brokerage, clearing and exchange fees	456	428	405	7%	13%	884	808	9%
Information processing and communications	470	448	487	5%	(3%)	918	946	(3%)
Marketing and business development	163	134	155	22%	5%	297	301	(1%)
Professional services	458	440	477	4%	(4%)	898	889	1%
Other	699	531	472	32%	48%	1,230	956	29%
Total non-compensation expenses	2,623	2,360	2,374	11%	10%	4,983	4,666	7%

Total non-interest expenses	6,728	6,576	6,005	2%	12%	13,304	12,727	5%

Income (loss) from continuing operations before taxes	1,775	1,582	937	12%	89%	3,357	1,139	195%
Income tax provision / (benefit) from continuing operations (1)	555	332	224	67%	148%	887	278	*
Income (loss) from continuing operations	1,220	1,250	713	(2%)	71%	2,470	861	187%
Gain (loss) from discontinued operations after tax	(29)	(19)	37	(53%)	*	(48)	23	*
Net income (loss)	$1,191	$1,231	$750	(3%)	59%	$2,422	$884	174%
Net income applicable to redeemable noncontrolling interests	100	122	0	(18%)	*	222	0	*
Net income applicable to nonredeemable noncontrolling interests	111	147	159	(24%)	(30%)	258	387	(33%)
Net income (loss) applicable to Morgan Stanley	980	962	591	2%	66%	1,942	497	*
Preferred stock dividend / Other	178	26	27	*	*	204	51	*
Earnings (loss) applicable to Morgan Stanley common shareholders	$802	$936	$564	(14%)	42%	$1,738	$446	*

Amounts applicable to Morgan Stanley:
Income (loss) from continuing operations	1,009	981	562	3%	80%	1,990	483	*
Gain (loss) from discontinued operations after tax	(29)	(19)	29	(53%)	*	(48)	14	*
Net income (loss) applicable to Morgan Stanley	$980	$962	$591	2%	66%	$1,942	$497	*

Pre-tax profit margin (2)	21%	19%	14%			20%	8%
Compensation and benefits as a % of net revenues	48%	52%	52%			50%	58%
Non-compensation expenses as a % of net revenues	31%	29%	34%			30%	34%
Effective tax rate from continuing operations	31.3%	21.0%	23.9%			26.4%	24.4%

Notes:	-	Pre-tax profit margin is a non-GAAP financial measure that the Firm considers to be a useful measure to assess operating performance.
-
For the quarter ended March 31, 2013, the income tax provision from continuing operations included a net tax benefit of approximately $142 million consisting of a benefit resulting from a retroactive change in U.S. tax law (reported in the Institutional Securities business segment) and a discrete net tax benefit from the remeasurement of reserves and related interest. See end notes for additional details.

-
For the quarter ended June 30, 2012, discontinued operations included operating results related to Saxon (reported in Institutional Securities segment) and a pre-tax gain of $108 million ($73 million after-tax) and other operating income related to the sale of Quilter & Co. Ltd. (Quilter) (reported in the Wealth Management business segment).

-
During the quarter ended June 30, 2013, Morgan Stanley completed the purchase of the remaining 35% stake in Morgan Stanley Smith Barney Holdings LLC (MSSB) from Citigroup Inc. (Citi).  Upon completion of the purchase, Morgan Stanley has 100 percent ownership of the business which operates under the name Morgan Stanley Wealth Management (MSWM).

-
Preferred stock dividend / other includes allocation of earnings to Participating Restricted Stock Units (RSUs).  The Firm recorded a negative adjustment of approximately $152 million related to the previously announced purchase of the remaining interest in MSSB. This adjustment negatively impacted the calculation of basic and fully diluted earnings per share for the quarter and six months ended June 30, 2013.

	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Earnings Per Share
(unaudited, dollars in millions, except for per share data)

	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	June 30, 2013	Mar 31, 2013	June 30, 2012	Mar 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012	Change

Income (loss) from continuing operations	$1,220	$1,250	$713	(2%)	71%	$2,470	$861	187%
Net income applicable to redeemable noncontrolling interests	100	122	0	(18%)	*	222	0	*
Net income applicable to nonredeemable noncontrolling interests	111	147	151	(24%)	(27%)	258	378	(32%)
Net income (loss) from continuing operations applicable to noncontrolling interests	211	269	151	(22%)	40%	480	378	27%

Income (loss) from continuing operations applicable to Morgan Stanley	1,009	981	562	3%	80%	1,990	483	*
Less: Preferred Dividends	24	24	24	--	--	48	48	--
Less: Morgan Stanley Smith Barney Joint Venture Redemption Adjustment	152	-	-	*	*	152	-	*
Income from continuing operations applicable to Morgan Stanley, prior to allocation of income to Participating Restricted Stock Units	833	957	538	(13%)	55%	1,790	435	*

Basic EPS Adjustments:
Less: Allocation of earnings to Participating Restricted Stock Units	2	2	3	--	(33%)	4	3	33%
Earnings (loss) from continuing operations applicable to Morgan Stanley common shareholders	$831	$955	$535	(13%)	55%	$1,786	$432	*

Gain (loss) from discontinued operations after tax	(29)	(19)	37	(53%)	*	(48)	23	*
Less: Gain (loss) from discontinued operations after tax applicable to noncontrolling interests	0	0	8	--	*	0	9	*
Gain (loss) from discontinued operations after tax applicable to Morgan Stanley	(29)	(19)	29	(53%)	*	(48)	14	*
Less: Allocation of earnings to Participating Restricted Stock Units	0	0	0	--	--	0	0	--
Earnings (loss) from discontinued operations applicable to Morgan Stanley common shareholders	(29)	(19)	29	(53%)	*	(48)	14	*

Earnings (loss) applicable to Morgan Stanley common shareholders	$802	$936	$564	(14%)	42%	$1,738	$446	*

Average basic common shares outstanding (millions)	1,908	1,901	1,885	--	1%	1,904	1,881	1%

Earnings per basic share:
Income from continuing operations	$0.44	$0.50	$0.28	(12%)	57%	$0.94	$0.23	*
Discontinued operations	$(0.02)	$(0.01)	$0.02	(100%)	*	$(0.03)	$0.01	*
Earnings per basic share	$0.42	$0.49	$0.30	(14%)	40%	$0.91	$0.24	*

Earnings (loss) from continuing operations applicable to Morgan Stanley common shareholders	$831	$955	$535	(13%)	55%	$1,786	$432	*

Earnings (loss) from discontinued operations applicable to Morgan Stanley common shareholders	(29)	(19)	29	(53%)	*	(48)	14	*

Earnings (loss) applicable to Morgan Stanley common shareholders	$802	$936	$564	(14%)	42%	$1,738	$446	*

Average diluted common shares outstanding and common stock equivalents (millions)	1,951	1,940	1,912	1%	2%	1,946	1,907	2%

Earnings per diluted share:
Income from continuing operations	$0.43	$0.49	$0.28	(12%)	54%	$0.92	$0.23	*
Discontinued operations	$(0.02)	$(0.01)	$0.01	(100%)	*	$(0.03)	$-	*
Earnings per diluted share	$0.41	$0.48	$0.29	(15%)	41%	$0.89	$0.23	*

Notes:	-
The Firm calculates earnings per share using the two-class method as described under the accounting guidance for earnings per share.  For further discussion of the Firm's earnings per share calculations, see page 14 of the financial supplement and Note 15 to the consolidated financial statements in the Firm's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

	-	Refer to Legal Notice on page 18.

MORGAN STANLEY
Quarterly Consolidated Financial Information and Statistical Data
(unaudited)

	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	June 30, 2013	Mar 31, 2013	June 30, 2012	Mar 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012	Change

Regional revenues (1)
Americas	$6,014	$5,956	$5,104	1%	18%	$11,970	$9,888	21%
EMEA (Europe, Middle East, Africa)	1,132	1,066	977	6%	16%	2,198	2,126	3%
Asia	1,357	1,136	861	19%	58%	2,493	1,852	35%
Consolidated net revenues	$8,503	$8,158	$6,942	4%	22%	$16,661	$13,866	20%

Worldwide employees	55,610	55,289	58,627	1%	(5%)
Global representatives	16,705	16,703	16,934	--	(1%)

Firmwide deposits	$81,514	$80,623	$68,252	1%	19%
Total assets	$805,656	$801,383	$748,517	1%	8%
Risk-weighted assets (2)	$403,798	$403,237	$314,583	--	28%
Global liquidity reserve (billions) (3)	$181	$186	$173	(3%)	5%
Long-term debt outstanding	$161,098	$165,142	$167,828	(2%)	(4%)
Maturities of long-term debt outstanding (next 12 months)	$26,921	$22,138	$25,356	22%	6%

Common equity	61,672	61,196	61,333	1%	1%
Preferred equity	1,508	1,508	1,508	--	--
Morgan Stanley shareholders' equity	63,180	62,704	62,841	1%	1%
Junior subordinated debt issued to capital trusts	4,825	4,828	4,851	--	(1%)
Less: Goodwill and intangible assets (4)	(10,194)	(7,509)	(6,568)	(36%)	(55%)
Tangible Morgan Stanley shareholders' equity	$57,811	$60,023	$61,124	(4%)	(5%)
Tangible common equity (5)	$51,478	$53,687	$54,765	(4%)	(6%)

Tier 1 common capital (2)	$47,622	$46,512	$42,765	2%	11%
Tier 1 capital (2)	$56,800	$56,129	$54,245	1%	5%

Tier 1 common capital ratio	11.8%	11.5%	13.6%
Tier 1 capital ratio	14.1%	13.9%	17.2%
Tier 1 leverage ratio (6)	7.1%	7.0%	7.1%

Period end common shares outstanding (000's)	1,959,326	1,960,583	1,977,403	--	(1%)

Book value per common share	$31.48	$31.21	$31.02
Tangible book value per common share	$26.27	$27.38	$27.70

Notes:	-	Effective January 1, 2013, in accordance with U.S. banking regulators’ rules, the Firm implemented the Basel Committee’s market risk capital framework, commonly referred to as “Basel 2.5”.
	-	All data presented in millions except number of employees, liquidity, ratios and book values.
-
For the quarter ended June 30, 2013, global representatives included 384 representatives associated with the International Wealth Management business reported in the Institutional Securities business segment.

	-	Tangible common equity and tangible book value per common share are non-GAAP financial measures that the Firm considers to be useful measures of capital adequacy.
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Consolidated Financial Information and Statistical Data
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	June 30, 2013	Mar 31, 2013	June 30, 2012	Mar 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012	Change
Average Tier 1 Common Capital (1)
Institutional Securities	$33.1	$34.2	$22.3	(3%)	48%	$33.7	$22.3	51%
Wealth Management	4.2	4.1	3.8	2%	11%	4.2	3.7	14%
Investment Management	1.7	1.6	1.3	6%	31%	1.7	1.3	31%
Parent capital	8.1	5.8	15.1	40%	(46%)	6.8	14.3	(52%)
Total - continuing operations	47.1	45.7	42.5	3%	11%	46.4	41.6	12%
Discontinued operations	0.0	0.0	0.0	--	--	0.0	0.0	--
Firm	$47.1	$45.7	$42.5	3%	11%	$46.4	$41.6	12%

Average Common Equity (1)
Institutional Securities	$38.3	$39.9	$29.3	(4%)	31%	$39.2	$29.5	33%
Wealth Management	13.3	13.4	13.3	(1%)	--	13.3	13.3	--
Investment Management	2.9	2.8	2.5	4%	16%	2.8	2.5	12%
Parent capital	7.0	4.8	16.3	46%	(57%)	5.9	15.7	(62%)
Total - continuing operations	61.5	60.9	61.4	1%	--	61.2	61.0	--
Discontinued operations	0.0	0.0	0.0	--	--	0.0	0.0	--
Firm	$61.5	$60.9	$61.4	1%	--	$61.2	$61.0	--

Return on average Tier 1 common capital
Institutional Securities	7%	7%	6%			7%	0%
Wealth Management	16%	25%	18%			20%	20%
Investment Management	23%	20%	4%			22%	6%
Total - continuing operations	7%	8%	5%			8%	2%
Firm	7%	8%	5%			8%	2%

Return on average common equity
Institutional Securities	6%	6%	5%			6%	0%
Wealth Management	5%	8%	5%			6%	6%
Investment Management	14%	12%	2%			13%	3%
Total - continuing operations	5%	6%	4%			6%	1%
Firm	5%	6%	4%			6%	1%

Notes:	-
Effective January 2013, the Firm updated its Required Capital Framework methodology to coincide with the regulatory changes becoming effective during 2013.  As a result of this update to the methodology, the majority of which was driven by the implementation of the Basel Committee’s market risk capital framework (commonly referred to as "Basel 2.5"), parent capital decreased by approximately $11 billion with a corresponding increase allocated to the business segments for the quarter ended March 31, 2013.

	-	The return on average common equity and average Tier 1 common capital are non-GAAP measures that the Firm considers to be useful measures to assess operating performance.
-
For the quarter and six months ended June 30, 2013, the Firm and Wealth Management business segment included a negative adjustment of approximately $152 million (net of tax) related to the purchase of the remaining 35% interest in the Morgan Stanley Smith Barney Joint Venture. This adjustment was included in the numerator for the purposes of calculating the return on average common equity and Tier 1 common capital.

Excluding this negative adjustment, these calculations would have been as follows:
		Return on average Tier 1 common capital:	Quarter: Firm: 8%, Wealth Management: 31%
Six months ended: Firm: 8%, Wealth Management: 28%
		Return on average common equity:	Quarter: Firm: 6%, Wealth Management: 10%
Six months ended: Firm: 6%, Wealth Management: 9%
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Institutional Securities Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	June 30, 2013	Mar 31, 2013	June 30, 2012	Mar 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012	Change
Revenues:
Investment banking	$1,078	$945	$884	14%	22%	$2,023	$1,735	17%
Trading	2,598	2,414	2,287	8%	14%	5,012	4,362	15%
Investments	51	142	46	(64%)	11%	193	(3)	*
Commissions and fees	650	609	544	7%	19%	1,259	1,150	9%
Asset management, distribution and admin. fees	69	66	61	5%	13%	135	113	19%
Other	140	137	41	2%	*	277	92	*
Total non-interest revenues	4,586	4,313	3,863	6%	19%	8,899	7,449	19%

Interest income	1,029	1,024	964	--	7%	2,053	2,141	(4%)
Interest expense	1,269	1,248	1,495	2%	(15%)	2,517	3,123	(19%)
Net interest	(240)	(224)	(531)	(7%)	55%	(464)	(982)	53%
Net revenues	4,346	4,089	3,332	6%	30%	8,435	6,467	30%

Compensation and benefits	1,766	1,892	1,506	(7%)	17%	3,658	3,709	(1%)
Non-compensation expenses	1,620	1,399	1,338	16%	21%	3,019	2,599	16%
Total non-interest expenses	3,386	3,291	2,844	3%	19%	6,677	6,308	6%

Income (loss) from continuing operations before taxes	960	798	488	20%	97%	1,758	159	*
Income tax provision / (benefit) from continuing operations	288	60	69	*	*	348	(37)	*
Income (loss) from continuing operations	672	738	419	(9%)	60%	1,410	196	*
Gain (loss) from discontinued operations after tax	(18)	(19)	(28)	5%	36%	(37)	(44)	16%
Net income (loss)	654	719	391	(9%)	67%	1,373	152	*
Net income applicable to redeemable noncontrolling interests	-	1	-	*	--	1	-	*
Net income applicable to nonredeemable noncontrolling interests	90	96	45	(6%)	100%	186	124	50%
Net income (loss) applicable to Morgan Stanley	$564	$622	$346	(9%)	63%	$1,186	$28	*

Amounts applicable to Morgan Stanley:
Income (loss) from continuing operations	582	641	374	(9%)	56%	1,223	72	*
Gain (loss) from discontinued operations after tax	(18)	(19)	(28)	5%	36%	(37)	(44)	16%
Net income (loss) applicable to Morgan Stanley	$564	$622	$346	(9%)	63%	$1,186	$28	*

Return on average common equity
from continuing operations	6%	6%	5%			6%	0%
Pre-tax profit margin (1)	22%	20%	15%			21%	3%
Compensation and benefits as a % of net revenues	41%	46%	45%			43%	57%

Notes:	-	Pre-tax profit margin is a non-GAAP financial measure that the Firm considers to be a useful measure to assess operating performance.
-
For the quarter ended March 31, 2013, the income tax provision from continuing operations included a net tax benefit of approximately $142 million consisting of a benefit resulting from a retroactive change in U.S. tax law and a discrete net tax benefit from the remeasurement of reserves and related interest.

	-	For the quarter ended June 30, 2012, discontinued operations included operating results related to Saxon.
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Financial Information and Statistical Data
Institutional Securities
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	June 30, 2013	Mar 31, 2013	June 30, 2012	Mar 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012	Change

Investment Banking
Advisory revenues	$333	$251	$263	33%	27%	$584	$576	1%
Underwriting revenues
Equity	327	283	283	16%	16%	610	455	34%
Fixed income	418	411	338	2%	24%	829	704	18%
Total underwriting revenues	745	694	621	7%	20%	1,439	1,159	24%

Total investment banking revenues	$1,078	$945	$884	14%	22%	$2,023	$1,735	17%

Sales & Trading
Equity	$1,920	$1,515	$1,326	27%	45%	$3,435	$2,901	18%
Fixed Income & Commodities	1,214	1,277	1,047	(5%)	16%	2,491	2,040	22%
Other	(57)	73	(12)	*	*	16	(298)	*
Total sales & trading net revenues	$3,077	$2,865	$2,361	7%	30%	$5,942	$4,643	28%

Investments & Other
Investments	$51	$142	$46	(64%)	11%	$193	$(3)	*
Other	140	137	41	2%	*	277	92	*
Total investments & other revenues	$191	$279	$87	(32%)	120%	$470	$89	*

Total Institutional Securities net revenues	$4,346	$4,089	$3,332	6%	30%	$8,435	$6,467	30%

Average Daily 95% / One-Day Value-at-Risk ("VaR") (1)
Primary Market Risk Category ($ millions, pre-tax)
Interest rate and credit spread	$46	$61	$63
Equity price	$19	$18	$29
Foreign exchange rate	$13	$11	$13
Commodity price	$24	$20	$27

Aggregation of Primary Risk Categories	$55	$66	$68

Credit Portfolio VaR	$14	$16	$26

Trading VaR	$61	$72	$76

Notes:	-	For the periods noted below, sales and trading net revenues included positive (negative) revenue related to DVA as follows:
June 30, 2013: Total QTD: $175 million; Fixed Income & Commodities: $61 million; Equity: $114 million
March 31, 2013: Total QTD: $(317) million; Fixed Income & Commodities: $(238) million; Equity: $(79) million
June 30, 2012: Total QTD: $350 million; Fixed Income & Commodities: $276 million; Equity: $74 million
June 30, 2013: Total YTD: $(142) million; Fixed Income & Commodities: $(177) million; Equity: $35 million
June 30, 2012: Total YTD: $(1,628) million; Fixed Income & Commodities: $(1,321) million; Equity: $(307) million
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Wealth Management Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	June 30, 2013	Mar 31, 2013	June 30, 2012	Mar 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012	Change
Revenues:
Investment banking	$258	$274	$223	(6%)	16%	$532	$428	24%
Trading	223	298	189	(25%)	18%	521	524	(1%)
Investments	2	3	1	(33%)	100%	5	3	67%
Commissions and fees	567	559	496	1%	14%	1,126	1,068	5%
Asset management, distribution and admin. fees	1,896	1,858	1,829	2%	4%	3,754	3,548	6%
Other	139	65	78	114%	78%	204	136	50%
Total non-interest revenues	3,085	3,057	2,816	1%	10%	6,142	5,707	8%

Interest income	511	488	456	5%	12%	999	914	9%
Interest expense	65	75	76	(13%)	(14%)	140	134	4%
Net interest	446	413	380	8%	17%	859	780	10%
Net revenues	3,531	3,470	3,196	2%	10%	7,001	6,487	8%

Compensation and benefits	2,042	2,065	1,911	(1%)	7%	4,107	3,920	5%
Non-compensation expenses	834	808	875	3%	(5%)	1,642	1,754	(6%)
Total non-interest expenses	2,876	2,873	2,786	--	3%	5,749	5,674	1%

Income (loss) from continuing operations before taxes	655	597	410	10%	60%	1,252	813	54%
Income tax provision / (benefit) from continuing operations	229	220	149	4%	54%	449	271	66%
Income (loss) from continuing operations	426	377	261	13%	63%	803	542	48%
Gain (loss) from discontinued operations after tax	0	(1)	61	*	*	(1)	62	*
Net income (loss)	426	376	322	13%	32%	802	604	33%
Net income applicable to redeemable noncontrolling interests (1)	100	121	0	(17%)	*	221	0	*
Net income applicable to nonredeemable noncontrolling interests (1)	0	0	91	--	*	-	175	*
Net income (loss) applicable to Morgan Stanley	$326	$255	$231	28%	41%	$581	$429	35%

Amounts applicable to Morgan Stanley:
Income (loss) from continuing operations	326	256	178	27%	83%	582	376	55%
Gain (loss) from discontinued operations after tax	0	(1)	53	*	*	(1)	53	*
Net income (loss) applicable to Morgan Stanley	$326	$255	$231	28%	41%	$581	$429	35%

Return on average common equity
from continuing operations	5%	8%	5%			6%	6%
Pre-tax profit margin (2)	19%	17%	13%			18%	13%
Compensation and benefits as a % of net revenues	58%	60%	60%			59%	60%

Notes:	-	Pre-tax profit margin is a non-GAAP financial measure that the Firm considers to be a useful measure to assess operating performance.
	-	For the quarter ended June 30, 2012, discontinued operations included a pre-tax gain of $108 million ($73 million after-tax) and other operating income related to the sale of Quilter.
-
For the quarter and six months ended June 30, 2013, the return on average common equity included a negative adjustment related to the purchase of the remaining 35% interest in the Morgan Stanley Smith Barney Joint Venture. This adjustment was included in the numerator for the purposes of calculating the return on average common equity. Excluding this negative adjustment, the return on average common equity would have been 10% and 9% for the quarter and six months ended June 30, 2013, respectively.

	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Financial Information and Statistical Data
Wealth Management
(unaudited)

	Quarter Ended			Percentage Change From:
	June 30, 2013	Mar 31, 2013	June 30, 2012	Mar 31, 2013	June 30, 2012

Wealth Management representatives	16,321	16,284	16,478	--	(1%)

Annualized revenue per representative (000's) (1)	$866	$851	$770	2%	12%

Assets by client segment (billions)
$10m or more	604	604	519	--	16%
$1m - $10m	720	730	681	(1%)	6%
Subtotal - > $1m	1,324	1,334	1,200	(1%)	10%
$100k - $1m	410	416	391	(1%)	5%
< $100k	44	44	44	--	--
Total client assets (billions)	$1,778	$1,794	$1,635	(1%)	9%

% of assets by client segment > $1m	74%	74%	73%

Fee-based client account assets (billions) (2)	$629	$621	$509	1%	24%
Fee-based assets as a % of client assets	35%	35%	31%

Bank deposit program (millions)	$126,879	$126,130	$112,418	1%	13%

Client assets per representative (millions) (3)	$109	$110	$99	(1%)	10%

Fee based asset flows (billions)	$10.0	$15.3	$3.0	(35%)	*

Retail locations	676	691	722	(2%)	(6%)

Notes:	-
For the quarters ended June 30, 2013, March 31, 2013 and June 30, 2012, approximately $70 billion, $69 billion and $58 billion, respectively, of the assets in the bank deposit program are attributable to Morgan Stanley.

	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Investment Management Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	June 30, 2013	Mar 31, 2013	June 30, 2012	Mar 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012	Change
Revenues:
Investment banking	$1	$5	$1	(80%)	--	$6	$8	(25%)
Trading	53	(6)	(3)	*	*	47	(9)	*
Investments (1)	135	193	16	(30%)	*	328	148	122%
Commissions and fees	0	0	0	--	--	0	0	--
Asset management, distribution and admin. fees	473	455	408	4%	16%	928	819	13%
Other	12	2	43	*	(72%)	14	40	(65%)
Total non-interest revenues	674	649	465	4%	45%	1,323	1,006	32%

Interest income	3	2	2	50%	50%	5	5	--
Interest expense	4	6	11	(33%)	(64%)	10	22	(55%)
Net interest	(1)	(4)	(9)	75%	89%	(5)	(17)	71%
Net revenues	673	645	456	4%	48%	1,318	989	33%

Compensation and benefits	297	259	214	15%	39%	556	432	29%
Non-compensation expenses	216	199	199	9%	9%	415	386	8%
Total non-interest expenses	513	458	413	12%	24%	971	818	19%

Income (loss) from continuing operations before taxes	160	187	43	(14%)	*	347	171	103%
Income tax provision / (benefit) from continuing operations	38	52	6	(27%)	*	90	44	105%
Income (loss) from continuing operations	122	135	37	(10%)	*	257	127	102%
Gain (loss) from discontinued operations after tax	0	1	0	*	--	1	1	--
Net income (loss)	122	136	37	(10%)	*	258	128	102%
Net income applicable to redeemable noncontrolling interests	0	0	0	--	--	-	-	--
Net income applicable to nonredeemable noncontrolling interests	21	51	23	(59%)	(9%)	72	88	(18%)
Net income (loss) applicable to Morgan Stanley	$101	$85	$14	19%	*	$186	$40	*

Amounts applicable to Morgan Stanley:
Income (loss) from continuing operations	101	84	14	20%	*	185	39	*
Gain (loss) from discontinued operations after tax	0	1	0	*	--	1	1	--
Net income (loss) applicable to Morgan Stanley	$101	$85	$14	19%	*	$186	$40	*

Return on average common equity
from continuing operations	14%	12%	2%			13%	3%
Pre-tax profit margin (2)	24%	29%	9%			26%	17%
Compensation and benefits as a % of net revenues	44%	40%	47%			42%	44%

Notes:	-	Pre-tax profit margin is a non-GAAP financial measure that the Firm considers to be a useful measure to assess operating performance.
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Financial Information and Statistical Data
Investment Management
(unaudited)

	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	June 30, 2013	Mar 31, 2013	June 30, 2012	Mar 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012	Change

Net Revenues (millions)
Traditional Asset Management	$419	$401	$337	4%	24%	$820	$679	21%
Real Estate Investing (1)	140	157	122	(11%)	15%	297	268	11%
Merchant Banking	114	87	(3)	31%	*	201	42	*
Total Investment Management	$673	$645	$456	4%	48%	$1,318	$989	33%

Assets under management or supervision (billions)

Net flows by asset class (2)
Traditional Asset Management
Equity	$0.2	$(0.2)	$1.2	*	(83%)	$-	$0.3	*
Fixed Income	(1.8)	1.8	(0.4)	*	*	0.0	(1.1)	*
Liquidity	11.2	(5.0)	11.5	*	(3%)	6.2	12.7	(51%)
Alternatives	0.5	0.5	0.8	--	(38%)	1.0	0.7	43%
Total Traditional Asset Management	10.1	(2.9)	13.1	*	(23%)	7.2	12.6	(43%)

Real Estate Investing	(0.7)	0.0	0.0	*	*	(0.7)	0.7	*
Merchant Banking	0.4	0.4	0.0	--	*	0.8	0.0	*
Total net flows	$9.8	$(2.5)	$13.1	*	(25%)	$7.3	$13.3	(45%)

Assets under management or supervision by asset class (3)
Traditional Asset Management
Equity	$125	$127	$113	(2%)	11%
Fixed Income	59	62	58	(5%)	2%
Liquidity	106	95	86	12%	23%
Alternatives	29	28	26	4%	12%
Total Traditional Asset Management	319	312	283	2%	13%

Real Estate Investing	20	20	19	--	5%
Merchant Banking	8	9	9	(11%)	(11%)
Total Assets Under Management or Supervision	$347	$341	$311	2%	12%
Share of minority stake assets	6	6	5	--	20%

Notes:	-	The alternatives asset class includes a range of investment products such as funds of hedge funds, funds of private equity funds and funds of real estate funds.
	-	The share of minority stake assets represents Investment Management's proportional share of assets managed by entities in which it owns a minority stake.
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Financial Information
Loans and Lending Commitments
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	June 30, 2013	Mar 31, 2013	June 30, 2012	Mar 31, 2013	June 30, 2012

Institutional Securities

Corporate Funded Loans
Loans held for investment, net of allowance	$6.6	$7.1	$4.2	(7%)	57%
Loans held for sale	5.5	4.1	1.7	34%	*
Loans held at fair value (1)	4.5	7.0	12.2	(36%)	(63%)
Total corporate funded loans	$16.6	$18.2	$18.1	(9%)	(8%)

Corporate Lending Commitments
Loans held for investment	$51.3	$46.4	$28.4	11%	81%
Loans held for sale	12.3	3.9	6.8	*	81%
Loans held at fair value (2)	16.3	20.7	38.6	(21%)	(58%)
Total corporate lending commitments	$79.9	$71.0	$73.8	13%	8%

Corporate Loans and Lending Commitments (3) (4)	$96.5	$89.2	$91.9	8%	5%

Other Funded Loans
Loans held for investment, net of allowance	$2.1	$1.6	$1.1	31%	91%
Loans held for sale	0.0	0.0	0.0	--	--
Loans held at fair value	9.7	9.4	8.4	3%	15%
Total other funded loans	$11.8	$11.0	$9.5	7%	24%

Other Lending Commitments
Loans held for investment	$0.5	$0.3	$1.2	67%	(58%)
Loans held for sale	0.0	0.0	0.0	--	--
Loans held at fair value	1.2	0.8	0.7	50%	71%
Total other lending commitments	$1.7	$1.1	$1.9	55%	(11%)

Total Other Loans and Lending Commitments (5)	$13.5	$12.1	$11.4	12%	18%

Institutional Securities Loans and Lending Commitments (3)	$110.0	$101.3	$103.3	9%	6%

Wealth Management

Funded Loans
Loans held for investment, net of allowance	$20.2	$17.7	$14.2	14%	42%
Loans held for sale	0.1	0.1	0.1	--	--
Total funded loans	$20.3	$17.8	$14.3	14%	42%

Lending Commitments
Loans held for investment	$4.4	$3.0	$2.7	47%	63%
Loans held for sale	0.2	0.2	0.4	--	(50%)
Total lending commitments	$4.6	$3.2	$3.1	44%	48%

Wealth Management Loans and Lending Commitments (6)	$24.9	$21.0	$17.4	19%	43%

Firm Loans and Lending Commitments	$134.9	$122.3	$120.7	10%	12%

-  Refer to End Notes on pages 15-17 and Legal Notice on page 18.

This page represents an addendum to the 2Q 2013 Financial Supplement, Appendix I

MORGAN STANLEY
Country Risk Exposure - European Peripherals and France
As of June 30, 2013
(unaudited, dollars in millions)

		Net				Exposure
	Net	Counterparty	Funded	Unfunded	CDS	Before
	Inventory (1)	Exposure (2) (3)	Lending	Commitments	Adjustment (4)	Hedges	Hedges (5)	Net Exposure
Greece
Sovereigns	$15	$42	$-	$-	$-	$57	$-	$57
Non-sovereigns	50	9	-	-	-	59	(42)	17
Sub-total	65	51	-	-	-	116	(42)	74
Ireland
Sovereigns	63	3	-	-	5	71	11	82
Non-sovereigns	166	47	-	-	18	231	(7)	224
Sub-total	229	50	-	-	23	302	4	306
Italy
Sovereigns	394	322	-	-	472	1,188	(213)	975
Non-sovereigns	445	589	160	883	91	2,168	(432)	1,736
Sub-total	839	911	160	883	563	3,356	(645)	2,711
Spain
Sovereigns	465	7	-	-	17	489	10	499
Non-sovereigns	110	275	94	1,051	154	1,684	(370)	1,314
Sub-total	575	282	94	1,051	171	2,173	(360)	1,813
Portugal
Sovereigns	(35)	(1)	-	-	32	(4)	(42)	(46)
Non-sovereigns	(36)	28	194	-	22	208	(6)	202
Sub-total	(71)	27	194	-	54	204	(48)	156
Total Euro Peripherals (6)
Sovereigns	902	373	-	-	526	1,801	(234)	1,567
Non-sovereigns	735	948	448	1,934	285	4,350	(857)	3,493
Sub-total	$1,637	$1,321	$448	$1,934	$811	$6,151	$(1,091)	$5,060

France (6)
Sovereigns	(340)	24	-	-	32	(284)	(222)	(506)
Non-sovereigns	1	3,057	183	1,974	173	5,388	(532)	4,856
Sub-total	$(339)	$3,081	$183	$1,974	$205	$5,104	$(754)	$4,350

Notes:	-
Country risk exposure is measured in accordance with the Firm’s internal risk management standards and includes obligations from sovereign and non-sovereigns, which includes governments, corporations, clearinghouses and financial institutions.

	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

This page represents an addendum to the 2Q 2013 Financial Supplement, Appendix II

MORGAN STANLEY
Earnings Per Share Calculation Under Two-Class Method
Three Months Ended June 30, 2013
(unaudited, in millions, except for per share data)

	Allocation of net income from continuing operations
	(A)	(B)	(C)	(D)	(E)	(F)		(G)
						(D)+(E)		(F)/(A)
	Weighted Average # of Shares	% Allocation (2)	Net income from continuing operations applicable to Morgan Stanley (3)	Distributed Earnings (4)	Undistributed Earnings (5)	Total Earnings Allocated		Basic EPS (8)
Basic Common Shares	1,908	100%		$95	$736	$831	(6)	$0.44
Participating Restricted Stock Units (1)	4	0%		$0	$2	$2	(7)	N/A
	1,912	100%	$833	$95	$738	$833

	Allocation of gain (loss) from discontinued operations
	(A)	(B)	(C)	(D)	(E)	(F)		(G)
						(D)+(E)		(F)/(A)
	Weighted Average # of Shares	% Allocation (2)	Gain (loss) from Discontinued Operations Applicable to Common Shareholders, after Tax (3)	Distributed Earnings (4)	Undistributed Earnings (5)	Total Earnings Allocated		Basic EPS (8)
Basic Common Shares	1,908	100%		$0	$(28)	$(29)	(6)	$(0.02)
Participating Restricted Stock Units (1)	4	0%		$0	$0	$0	(7)	N/A
	1,912	100%	$(29)	$0	$(28)	$(29)

	Allocation of net income applicable to common shareholders
	(A)	(B)	(C)	(D)	(E)	(F)		(G)
						(D)+(E)		(F)/(A)
	Weighted Average # of Shares	% Allocation (2)	Net income applicable to Morgan Stanley (3)	Distributed Earnings (4)	Undistributed Earnings (5)	Total Earnings Allocated		Basic EPS (8)
Basic Common Shares	1,908	100%		$95	$707	$802	(6)	$0.42
Participating Restricted Stock Units (1)	4	0%		$0	$2	$2	(7)	N/A
	1,912	100%	$804	$95	$709	$804

Note:	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
End Notes

Page 1:
(1)	From time to time, Morgan Stanley may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The
Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Morgan Stanley are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results.
These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.
(2)	Income (loss) applicable to Morgan Stanley represents income (loss) from continuing operations, adjusted for the portion of net income (loss) applicable to noncontrolling interests related to continuing operations. For the quarter ended June 30, 2012 net income (loss) applicable to noncontrolling interests includes $8 million reported as a gain in discontinued operations.
(3)	The return on average common equity equals income applicable to Morgan Stanley less preferred dividends as a percentage of average common equity.
The return on average common equity excluding DVA is adjusted for DVA in the numerator and denominator. For the quarter and six months ended June 30, 2013, the Firm included a negative adjustment of approximately $152 million (net of tax) to reflect the difference between the purchase price of the 35% redeemable noncontrolling interest in the Morgan Stanley Smith Barney Joint Venture and its carrying value.
(4)	Tier 1 common capital ratio equals Tier 1 common equity divided by risk-weighted assets (RWAs).
(5)	Tier 1 capital ratio equals Tier 1 capital divided by RWAs.
(6)	Book value per common share equals common equity divided by period end common shares outstanding.
(7)	Tangible book value per common share equals tangible common equity divided by period end common shares outstanding.

Page 2:
(1)	The American Taxpayer Relief Act of 2012 (the “Act”) was enacted on January 2, 2013. Among other things, the Act extends with retroactive effect to January 1, 2012 a provision of U.S. tax law that defers the imposition of tax on certain active financial services income of certain foreign subsidiaries earned outside of the U.S. until such income is repatriated to the United States as a dividend. Accordingly, the Firm recorded a benefit of approximately $81 million attributable to the Act’s retroactive extension of these provisions as part of income taxes from continuing operations in the quarter ending March 31, 2013. In addition, the Firm recorded a net discrete benefit of approximately $61 million related to the remeasurement of reserves and related interest due to new information regarding the status of certain tax authority examinations.
(2)	Pre-tax profit margin percentages represent income from continuing operations before income taxes as a percentage of net revenues.

Page 4:
(1)	Reflects the regional view of the Firm's consolidated net revenues, on a managed basis. Further discussion regarding the geographic methodology for net revenues is disclosed in Note 19 to the consolidated financial statements included in the Firm's 10-Q for the quarter ended March 31, 2013.
(2)	The Firm calculates its Tier 1 capital ratio and risk-weighted assets (“RWAs”) in accordance with the capital adequacy standards for financial holding companies adopted by the Federal Reserve Board. These standards are based upon a framework described in the International Convergence of Capital
Measurement and Capital Standards, July 1988, as amended, also referred to as Basel I. On January 1, 2013, the U.S. banking regulators’ rules to implement the Basel Committee’s market risk capital framework, commonly referred to as “Basel 2.5”, became effective, which increases capital requirements for securitizations and correlation trading within the Firm's trading book, as well as incorporating add-ons for stressed VaR and incremental risk requirement.
The Firm 's Tier 1 capital ratio and RWAs for the quarters ended June 30, 2013 and March 31, 2013 were calculated under this revised framework. The Firm's
Tier 1 capital and RWAs for prior quarters have not been recalculated under this revised framework. Further discussion of Tier 1 capital and Tier 1 common capital is disclosed in Part I, Item 2 "Regulatory Requirements" included in the Firm's 1Q 2013 Form 10-Q. These computations are preliminary estimates as of
July 18, 2013 (the date of this release) and could be subject to revision in Morgan Stanley’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.
(3)	The global liquidity reserve, which is held within the bank and non-bank operating subsidiaries, is comprised of highly liquid and diversified cash and cash equivalents and unencumbered securities. Eligible unencumbered securities include U.S. government securities, U.S. agency securities, U.S.
agency mortgage-backed securities, FDIC-guaranteed corporate debt and non-U.S. government securities.
(4)	For the quarters ended June 30, 2013, March 31, 2013 and June 30, 2012 the Firm's interest in MSSB were 100%, 65% and 51%, respectively. Goodwill and intangible balances included only the Firm's share of the Morgan Stanley Smith Barney Joint Venture's goodwill and intangible assets, net of allowable mortgage servicing rights deduction for quarters ended June 30, 2013, March 31, 2013 and June 30, 2012 of $8 million, $7 million and $7 million, respectively.
(5)	Tangible common equity equals common equity less goodwill and intangible assets net of allowable mortgage servicing rights deduction and includes only the Firm’s share of the Morgan Stanley Smith Barney Joint Venture’s goodwill and intangible assets. For the quarters ended June 30, 2013, March 31, 2013 and
June 30, 2012 the Firm's interest in MSSB were 100%, 65% and 51%, respectively.
(6)	Tier 1 leverage ratio equals Tier 1 capital divided by adjusted average total assets (which reflects adjustments for disallowed goodwill, certain intangible assets, deferred tax assets and financial and non-financial equity investments).

Page 5:
(1)	The Firm’s capital estimation is based on the Required Capital framework, an internal capital adequacy measure which considers a risk-based going concern capital after absorbing potential losses from extreme stress events at a point in time. Further discussion of the framework is disclosed in
Part I, Item 2 "Required Capital" included in the Firm's 1Q 2013 Form 10-Q. On January 1, 2013, the U.S. banking regulators’ rules to implement the Basel
Committee’s market risk capital framework, commonly referred to as “Basel 2.5”, became effective, which increased capital requirements for securitizations and correlation trading within the Company's trading book, as well as incorporating add-ons for stressed VaR and incremental risk requirement.

MORGAN STANLEY
End Notes

Page 6:
(1)	Pre-tax profit margin percentages represent income from continuing operations before income taxes as a percentage of net revenues.

Page 7:
(1)	VaR represents the loss amount that one would not expect to exceed, on average, more than five times every one hundred trading days in the
Firm's trading positions if the portfolio were held constant for a one-day period. Further discussion of the calculation of VaR and the limitations of the Firm's VaR methodology, is disclosed in Part II, Item 7A "Quantitative and Qualitative Disclosures about Market Risk" included in the
Firm's 2012 Form 10-K.

Page 8:
(1)	On June 28, 2013, the Firm completed the purchase of the remaining 35% interest in the Morgan Stanley Smith Barney Joint Venture from Citigroup Inc. (Citi), increasing the Firm's interest from 65% to 100%. During the quarter ended September 30, 2012, Morgan Stanley completed the purchase of an additional 14%
stake in the Morgan Stanley Smith Barney Joint Venture from Citi, increasing the Firm’s interest from 51% to 65%. Prior to September 17, 2012, Citi’s results related to its 49% interest were reported in net income (loss) applicable to nonredeemable noncontrolling interests. Due to the terms of the revised agreement with Citi, subsequent to the purchase of the additional 14% stake, Citi’s results related to the 35% interest are reported in net income (loss) applicable to redeemable noncontrolling interests.
(2)	Pre-tax profit margin percentages represent income from continuing operations before income taxes as a percentage of net revenues.

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(1)	Annualized revenue per representative is defined as annualized revenue divided by average representative headcount.
(2)	Fee-based client account assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
(3)	Client assets per representative represents total client assets divided by period end representative headcount.

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(1)	The quarters ended June 30, 2013, March 31, 2013, and June 30, 2012 include investment gains (losses) for certain funds included in the Firm's consolidated financial statements. The limited partnership interests in these gains were reported in net income (loss) applicable to noncontrolling interests.
(2)	Pre-tax profit margin percentages represent income from continuing operations before income taxes as a percentage of net revenues.

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(1)	Real Estate Investing revenues include gains or losses related to investments held by certain consolidated real estate funds.
These gains or losses are offset in the net income (loss) applicable to noncontrolling interest. The investment gains (losses) for the quarters ended June 30, 2013, March 31, 2013 and June 30, 2012 are $21 million, $52 million and $24 million, respectively.
(2)	Net Flows by region [inflow / (outflow)] for the quarters ended June 30, 2013, March 31, 2013 and June 30, 2012 are:
North America: $7.4 billion, $(5.0) billion and $7.0 billion
International: $2.4 billion, $2.5 billion and $6.1 billion
(3)	Assets under management or supervision by region for the quarters ended June 30, 2013, March 31, 2013 and June 30, 2012 are:
North America: $219 billion, $212 billion and $198 billion
International: $128 billion, $129 billion and $113 billion

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(1)	For the quarters ended June 30, 2013, March 31, 2013 and June 30, 2012 the percentage of Institutional Securities corporate funded loans held at fair value by credit rating was as follows:
- % investment grade: 53%, 53% and 47%
- % non-investment grade: 47%, 47% and 53%
(2)	For the quarters ended June 30, 2013, March 31, 2013 and June 30, 2012 the percentage of Institutional Securities corporate lending commitments held at fair value by credit rating was as follows:
- % investment grade: 74%, 76% and 76%
- % non-investment grade: 26%, 24% and 24%
(3)	For the quarters ended June 30, 2013, March 31, 2013 and June 30, 2012, Institutional Securities recorded $5.1 million, $30.7 million and $37.8 million, respectively, related to the provision for funded loans and $16.8 million, $12.1 million and $14.9 million related to the provision for unfunded commitments, respectively.
(4)	On June 30, 2013, March 31, 2013 and June 30, 2012, the "event-driven" portfolio of pipeline commitments and closed deals to non-investment grade borrowers were $10.3 billion, $6.0 billion and $4.8 billion, respectively.
(5)	In addition to primary corporate lending activity, the Institutional Securities business segment engages in other lending activity. These loans include corporate loans purchased in the secondary market, commercial and residential mortgage loans, asset-backed loans and financing extended to equities and commodities customers.
(6)	For the quarters ended June 30, 2013, March 31, 2013 and June 30, 2012, Wealth Management recorded $1 million, $(3.4) million and $6.9 million, respectively, related to the provision for funded loans and $0.01 million, $0.1 million and $(3) million related to the provision for unfunded commitments, respectively.

MORGAN STANLEY
End Notes

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(1)	Net inventory represents exposure to both long and short single-name and index positions (i.e., bonds and equities at fair value and CDS based on notional amount assuming zero recovery adjusted for any fair value receivable or payable). At June 28, 2013, net exposures related to purchased and sold single-name and index credit derivatives for the European Peripherals and France were $(215) million and $(966) million, respectively.
(2)	Net counterparty exposure (i.e., repurchase transactions, securities lending and OTC derivatives) takes into consideration legally enforceable master netting agreements and collateral.
(3)	At June 28, 2013, the benefit of collateral received against counterparty credit exposure was $4.0 billion in the European Peripherals with nearly all collateral consisting of cash and German government obligations and $6.3 billion in France with nearly all collateral consisting of cash and U.S.
government obligations. These amounts do not include collateral received on secured financing transactions.
(4)	CDS adjustment represents credit protection purchased from European Peripherals’ banks on European Peripherals’ sovereign and financial institution risk or French banks on French sovereign and financial institution risk. Based on the CDS notional amount assuming zero recovery adjusted for any fair value receivable or payable.
(5)	Represents CDS hedges (purchased and sold) on net counterparty exposure and funded lending executed by trading desks responsible for hedging counterparty and lending credit risk exposures for the Firm. Based on the CDS notional amount assuming zero recovery adjusted for any fair value receivable or payable.
(6)	In addition, at June 28, 2013, the Firm had European Peripherals and French exposure for overnight deposits with banks of approximately
$133 million and $17 million, respectively.

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(1)	Unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid)
are participating securities and are included in the computation of EPS pursuant to the two-class method. Restricted Stock Units ("RSUs")
that pay dividend equivalents subject to vesting are not deemed participating securities and are included in diluted shares outstanding
(if dilutive) under the treasury stock method.
(2)	The percentage of weighted basic common shares and participating RSUs to the total weighted average of basic common shares and participating RSUs.
(3)	Represents net income from continuing operations, gain (loss) from discontinued operations (after-tax), and net income applicable to Morgan Stanley for the quarter ended June 30, 2013 prior to allocations to participating RSUs.
(4)	Distributed earnings represent the dividends declared on common shares and participating RSUs for the quarter ended June 30, 2013.
The amount of dividends declared is based upon the number of common shares outstanding as of the dividend record date. During the quarter ended June 30, 2013, a $0.05 dividend was declared on common shares outstanding and participating RSUs.
(5)	The two-class method assumes all of the earnings for the reporting period are distributed and allocated to the participating RSUs what they would be entitled to based on their contractual rights and obligations of the participating security.
(6)	Total income applicable to common shareholders to be allocated to the common shares in calculating basic and diluted EPS for common shares.
(7)	Total income applicable to common shareholders to be allocated to the participating RSUs reflected as a deduction to the numerator in determining basic and diluted EPS for common shares.
(8)	Basic and diluted EPS data are required to be presented only for classes of common stock, as described under the accounting guidance for earnings per share.

MORGAN STANLEY
Legal Notice

This Financial Supplement contains financial, statistical and business-related information, as well as business and segment trends.
The information should be read in conjunction with the Firm's second quarter earnings press release issued July 18, 2013.